--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               _________________



                                   FORM 8-K/A



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported):  July 12, 2000


                               _________________


                     GEMSTAR - TV GUIDE INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                         0-26878            95-4782077
(State or Other Jurisdiction of   (Commission File Number)   (IRS Employer
 Incorporation)                                              Identification No.)


                         135 North Los Robles Avenue,
                                   Suite 800
                          Pasadena, California 91101
                        (Address of Principal Executive
                             Offices and Zip Code)

                                (626) 792-5700
             (Registrant's Telephone Number, Including Area Code)

         (Former Name or Former Address, if Changed Since Last Report)

                               _________________

--------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS.

     On October 4, 1999, Gemstar International Group Limited ("Gemstar") and TV Guide, Inc., a Delaware corporation ("TV Guide"), announced that they had entered into an Agreement and Plan of Merger, under which Gemstar would acquire TV Guide. On July 12, 2000 the merger was consummated and TV Guide became a wholly-owned subsidiary of Gemstar. In connection with the closing of the merger, on July 12, 2000 we changed our name to "Gemstar - TV Guide International, Inc."

     The Joint Proxy Statement/Prospectus, filed with the Commission on February 8, 2000, to solicit shareholder approval of the TV Guide merger includes a description of risks related to the combined company following the merger. For convenience and completeness, these risks are combined and updated below.


                                  RISK FACTORS

We may have difficulties in combining the operations of Gemstar and TV Guide and may not achieve strategic and other benefits.

          We may not be able to combine easily the operations of Gemstar and TV Guide. Difficulties may be encountered in integrating the operations of Gemstar and TV Guide, and the benefits expected from such integration may not be realized. We cannot assure that we will retain our key personnel or that we will realize the other anticipated benefits of the merger.

We may experience slower growth and decreased profit margins and require greater capital expenditures.

          In recent fiscal years, Gemstar has experienced significant increases in our revenues and has produced substantial profit margins. While TV Guide's total revenues have been significantly greater than Gemstar's, its profit margins have been substantially lower. Thus, while we expect our combined revenues to be greater, our profit margins may well be lower than those earned by Gemstar before the completion of the merger. Further, we do not expect to experience, in percentage terms, the rapid revenue growth that we experienced before the completion of our merger with TV Guide. In addition, because the merger with TV Guide is being accounted for under the purchase method of accounting, in accordance with generally accepted accounting principles, our net income will be adversely affected by the amortization of goodwill and other intangible assets resulting from the merger.

TV Guide Magazine, which is a significant business, has experienced significant declines in circulation and EBITDA.

          We provide TV Guide Magazine to households and newsstands and customized monthly program guides for cable and satellite operations. TV Guide Magazine has seen circulation decline significantly over the past several years. The primary causes of these declines have been the continued effects of increased competition from television listings included in local newspapers, free television listings supplements in Sunday newspapers, electronic program guides and other sources. Declines in TV Guide Magazine's circulation and EBITDA may continue, and the declines could be significant.

Our C-band business, which is a significant business, is declining.

          We market entertainment services to C-band satellite dish owners in the United States through our approximately 80% owned subsidiary, Superstar/Netlink Group. Superstar/Netlink Group faces significant competition in this business and has experienced a significant decline in recent years. Although the C-band satellite industry experienced rapid growth during the early 1990s, the C-band satellite industry is shrinking with the continued expansion of cable systems and direct broadcast satellite services. C-band satellite dishes are substantially larger and less attractive than direct broadcast satellite dishes, which are small and less obtrusive. Recently enacted legislation may permit direct broadcast satellite programmers to offer more attractive programming than Superstar/Netlink Group. We expect the decline in the C-band industry to continue.

          In November 1999, TV Guide announced an exclusive direct broadcast satellite marketing alliance agreement with EchoStar, Inc. to convert the existing and inactive C-band customers of Superstar/Netlink Group to the high power (small satellite dish) DISH Network service. Under the conversion process, EchoStar will compensate Superstar/Netlink Group on a per subscriber basis, both upon successful conversion and with residual payments over time. We anticipate that implementation of this agreement will accelerate the subscriber decline in our C-band business.

Growth of VCR Plus+ revenues may be limited.

          While VCR Plus+ license fees have increased in each year since Gemstar's inception, future growth of revenues derived from VCR Plus+ may be limited by the fact that virtually all major VCR and television manufacturers have licensed the VCR Plus+ technology and the fact that we have already expanded into most major markets worldwide. Any further growth in VCR Plus+ license revenues will come only from further penetration of increasingly saturated markets. Accordingly, our future success depends to a significant extent upon our ability to develop, market and license emerging and new products and services, including our interactive program guide technologies.

Leverage may impair our financial condition.

          We assumed approximately $648.2 million of TV Guide long-term debt, estimated as of March 31, 2000, as a result of the TV Guide merger. Our debt is significant and could have a number of potential consequences such as: the ability to obtain any necessary financing in the future for working capital, capital expenditures, acquisitions, debt service requirements and other purposes may be limited; a significant amount of our earnings may be dedicated to the payment of interest on debt and therefore would be unavailable for financing operations and other business activities; the debt level and the covenants contained in the debt instruments could limit flexibility in planning for, or reacting to, changes in business because certain financing options may be limited or prohibited; the degree of leverage may be more than that of competitors, placing us at a competitive disadvantage; and the debt level may make us more vulnerable in the event of a downturn in our business or the economy in general.

          Most of our long-term debt consists of $400 million of principal amount of TV Guide senior subordinated notes due 2009. Those notes provide that upon the occurrence of a change of control of TV Guide, the noteholders have the right to require TV Guide to repurchase all or any part of their notes at a price equal to 101% of the principal amount of the notes plus accrued and unpaid interest through the repurchase date. Completion of the merger constituted such a change of control. A notice is being sent to the noteholders notifying them of their right to require TV Guide to repurchase the notes. We have not yet decided whether or how we will refinance this debt.

Paper and postal price increases can materially raise our costs.

          The price of paper can be a significant factor affecting TV Guide Magazine's operating performance. We do not hedge against increases in paper costs. The price of paper began to rise around mid-year 1994 and continued to rise more dramatically in 1995 and early 1996. In mid-1996, paper prices began to fall, then increased moderately in 1997 and 1998. Although we intend to continue our use of The News Corporation Limited's bulk paper procurement services, paper prices may increase. If paper prices do increase and we cannot pass these costs on to our customers, the increases may have a material adverse effect on us. Postage for product distribution and direct mail solicitations will also be a significant expense to us. Postal rates increased in January 1999 and may increase in the future.

Our interests may diverge from those of substantial stockholders.

          Liberty Media Corporation, The News Corporation Limited and Henry C. Yuen have significant influence over our business and affairs as a result of the stockholders agreement, their respective beneficial ownership of our common stock, and, in Mr. Yuen's case, his officer positions. Due to the significant value of their respective investments in Gemstar, and Mr. Yuen's role as Chairman and Chief Executive Officer, it is unlikely that their interest would diverge significantly from ours. Nevertheless, investor interests can in some limited circumstances differ from each other and from other corporate interests and it is possible that these significant stockholders with a stake in corporate management may have interests that differ from those of other stockholders and of Gemstar itself.

New products and rapid technological change may affect our operations.

          The emergence of new entertainment products and technologies, changes in consumer preferences and other factors may limit the life cycle of our technologies and any future products and services we develop. Accordingly, our future performance depends on our ability to: identify emerging technological trends in our market; identify changing consumer needs, desires and tastes; develop and maintain competitive technology, including new product and service offerings; improve the performance, features and reliability of our products and services, particularly in response to technological changes and competitive offerings; and bring technology to the market quickly at cost-effective prices.

          We cannot assure that we will be successful in developing and marketing new products and services that respond to technological and competitive developments and changing customer needs, or that such products and services will gain market acceptance and be incorporated into the technology or products of third parties. Any significant delay or failure in developing new or enhanced technology, including new product and service offerings, would have a material adverse effect on our business, financial condition and operating results.

Our interactive program guides may not be accepted by the market.

          The market for our interactive program guides has only recently begun to develop, is rapidly evolving and is increasingly competitive. Demand and market acceptance for our interactive program guides are subject to a high level of uncertainty and risk. We cannot predict whether, or how fast, this market will grow. We cannot guarantee either that the market for our interactive program guides will continue to develop or that demand for such guides can be sustained. If the market for our interactive program guides develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results will be materially and adversely affected.

Competition for advertising expenditures could result in reductions in advertising revenues.

          We expect to derive a portion of our revenues from the sale of advertising on our interactive program guides. But advertisers have limited experience with this medium. Our continuing ability to generate advertising revenue will depend upon, among other things, (i) such advertisers' acceptance of interactive program guides as an effective and sustainable advertising medium; (ii) the development of a large base of users of our interactive program guides possessing demographic characteristics attractive to advertisers; and
(iii) our ability to continue to develop effective advertising delivery and measurement systems. No standards have yet been fully implemented for the measurement of the effectiveness of advertising on interactive program guides. We cannot be certain that such standards will develop sufficiently to support advertising on interactive program guides as a significant advertising medium. Nor can we be certain that advertisers will determine that advertising on interactive program guides is effective. In addition, adverse economic conditions can significantly impact advertisers' ability and willingness to spend additional amounts on advertising generally. In that regard, we compete with media such as television stations, radio and print as well as web site operators and broadcast and cable networks for a share of advertisers' total advertising budgets. Competition among current and future suppliers of interactive informational and navigational services, including current and future Internet suppliers, high-traffic web sites as well as competition from other media for advertising placements could result in significantly lower prices for advertising and reductions in advertising revenues. Advertising revenue is subject to seasonal fluctuations. Historically, advertisers have spent less in the first and third calendar quarters.

Our business may be affected by changes in the consumer electronics market.

          We derive a substantial portion of our revenues from manufacturer license fees for our VCR Plus+ and interactive program guide technologies. Such fees are largely assessed based on unit shipment volumes of VCRs, televisions and other devices incorporating our technologies. Accordingly, our future operating results are substantially dependent on continued growth in the video entertainment products category, and any decline in sales of consumer electronics products employing our technologies would have an adverse impact on our operating results. Demand for new VCRs and televisions may be adversely affected by increasing market saturation, a decline in consumer interest due to a lack of desirable new product features, and a decreased need for unit replacement as the durability of consumer electronics products improves. Demand may also be adversely affected by consumer confusion because of the status of the broadcast industry's conversion to digital broadcast standards. Moreover, sales of consumer electronics devices incorporating our technologies may be adversely impacted by the emergence of new product categories and consumer entertainment options. For example, even though our VCR Plus+ technology has been licensed to be incorporated into DVD recorders, increased sales of non-recording DVD players or other non-recording video entertainment devices from cable service providers may reduce demand for our VCR Plus+ technology. The availability of alternative home entertainment options such as the Internet may also reduce consumer spending on VCRs and televisions.

Reliance on third-party manufacturers may affect licensing revenues.

          We depend on the cooperation of third-party consumer electronics manufacturers that incorporate our technology into their products. We do not manufacture such hardware. Many of our license agreements do not require the inclusion of our technology into any specific number or percentage of units shipped by the licensees, and only a few of these agreements guarantee a minimum licensing fee to Gemstar over their term. Accordingly, we cannot control or predict the number of models or units shipped by any manufacturer employing our technology. Many of the above-described license agreements may be terminated by the manufacturer without substantial financial penalty.

          Further, our interactive program guides, and related technologies and services may not achieve market acceptance and manufacturers, service providers and software developers may not devote resources adequate to achieve such market acceptance. In addition, such entities may not in fact incorporate our technologies into their products, and licensing agreements could be terminated and, if terminated, we may not be able to negotiate alternative relationships on commercially acceptable terms. We have little control over the number of TVs, VCRs, DVD Recorders, TVCRs, cable set-top boxes or other products incorporating our technologies that will be manufactured, or the amount of licensing revenues we will receive as a result of inclusion by manufacturers licensing or incorporating our systems.

          The incorporation of the Gemstar Guide Technology into televisions, VCRs, TVCRs, DVD Recorders, set-top boxes, integrated satellite receiver decoders, and other hardware currently requires Gemstar-designed Application Specific Integrated Circuits or "ASIC". We currently outsource the production of ASICs. The development of, or the identification of alternative sources for, ASICs could require significant lead time. An inability to provide for sufficient quantities of ASICs could delay the incorporation of the Gemstar Guide Technology into products, which would have a materially adverse effect on our business. Furthermore, the suppliers of such ASICs may not successfully produce sufficient volumes of the ASICs to ensure the timely availability of products incorporating the Gemstar Guide

Technology must be significantly reduced in order for consumer electronics manufacturers to incorporate our interactive program guides in a broader range of consumer electronics devices, including low-to-mid range televisions and VCRs. Although we are currently attempting to reduce the number and complexity of chips required to support our interactive program guides and realize additional manufacturing efficiencies, the cost of the required chip sets may not be significantly reduced. Moreover, the semiconductor industry is highly cyclical and ASICs and memory chips are subject to unanticipated and dramatic price volatility. Neither Gemstar nor, to our knowledge, any of our licensed manufacturers, have long-term supply agreements. As a result, a significant increase in the cost of ASICs and memory chips could significantly impede adoption of our interactive program guide technologies by manufacturers.

Dependence on the cooperation of cable, television broadcasters and publications could affect our revenues.

          The Gemstar Data Delivery System, which broadcasts data necessary to operate our interactive program guides as well as certain advanced features of VCR Plus+, depends on the cooperation of both cable operators and television broadcasters. We have entered into agreements with television broadcast networks (including ABC, FOX, CBS, NBC, UPN and PBS), cable program providers (including WGN Superstation, The Family Channel and A&E) and over 500 local television stations to broadcast data needed to support the Gemstar Guide Technology and the other features through the vertical blanking interval, the unused air time between television picture frames. There can be no assurance that these broadcasters, program providers, or local broadcast stations will broadcast the data without error. There also can be no assurance that these agreements will not be terminated, or upon expiration, be renewed on terms acceptable to us or at all. Our data broadcast through the vertical blanking interval can be, and has been in certain markets, deleted or modified by some of the local cable systems of one large cable company, Time Warner Cable, so that such data are degraded or unavailable to some consumers. We believe that Time Warner's practice violated the rules and regulations of the Federal Communications Commission and we have filed a petition with the FCC seeking a ruling that would prohibit Time Warner from doing so. Gemstar cannot predict what action the FCC might take, or when it will act. Time Warner has, for now, ceased this practice pending FCC action. If the FCC acts adversely we may have to enter into further agreements with local cable operators to ensure retransmission of required information. We are planning to use 900 MHz paging frequencies as a substitute for the vertical blanking interval beginning later this year. But while the technology has been shown to work, it will require new modules in television receivers, will take time to achieve wide-spread distribution and will not free up the need for vertical blanking interval delivery to legacy receivers and to receivers located in places where 900 MHz frequencies are not available. We may not be able to reach agreements with Time Warner (or other cable operators) on terms acceptable to Gemstar. In addition, increased use of digital broadcast satellite or digital cable technology, which does not involve a vertical blanking interval, would require the Gemstar Data Delivery System to be modified to allow receipt of program data in digital form.

          We purchase television program listing information from various commercial vendors for insertion into, and dissemination through, the Gemstar Data Delivery System. The quality, accuracy or timeliness of such data may not continue to meet the standard required to provide interactive program guides satisfactory to the end user.

          The Gemstar Guide Technology that is integrated into set-top boxes requires service providers to order new set-top boxes from manufacturers for distribution to new and existing customers. While this market is now accelerating, many service providers have in the past deferred purchases of new set-top boxes partly because of their high cost and the capital spending constraints of many cable operators. As a result, the deployment of Gemstar Guide Technology capable hardware has been and could be further delayed. In addition, the service providers may not accept the Gemstar Guide Technology, and there is reason to believe that they are seeking alternatives or to develop their own guides.

          Our VCR Plus+ system relies on consumer access to PlusCode Numbers through licensed publications that carry the PlusCode Numbers. We presently license the PlusCode Numbers to newspapers and major television guides in VCR Plus+ markets worldwide. The license agreements call for royalty payments to Gemstar and have initial terms ranging from one to seven years. These agreements may not be renewed upon expiration or, if renewed, they may not be on terms as favorable to Gemstar as existing license agreements. In addition, we will be dependent on the cooperation and support of publications in countries in which we are not presently doing business in order to continue to expand the international availability of the VCR Plus+ system.

We face competition in many areas.

          We face competition from a wide range of other companies in the communications, advertising, entertainment, information, media, Internet services, software and technology fields. Some competitors may have greater financial, technical, sales and marketing resources than us. The competitive environment could have a variety of adverse effects on us. For example, it could: require price reductions and increased spending on marketing and product development; limit our ability to develop new products and services; limit our ability to expand our customer base; and result in attrition in our customer base.

          Any of the foregoing events could have an adverse impact on revenues or result in an increase in costs as a percentage of revenues, either of which could have a material adverse effect on our business, financial condition and operating results.

The stock price of Gemstar has been volatile, and such volatility has continued since our merger.

          The market price of Gemstar common stock has historically been volatile. It is likely that the market price of our common stock will continue to be subject to significant fluctuations. We believe that future announcements concerning us, our competitors or our principal customers, including technological innovations, new product introductions, governmental regulations, litigation or changes in earnings estimated by analysts, may cause the market price of our common stock to fluctuate substantially in the future. Sales of substantial amounts of outstanding common stock in the public market could materially adversely affect the market price of our common stock. Further, in recent years the stock market has experienced extreme price fluctuation in equity securities of high technology companies. Such price and volume fluctuations often have been unrelated to the operating performance of those companies. These fluctuations as well as general economic, political and market conditions, such as recessions, international currency fluctuations, or tariffs and other trade barriers, may materially and adversely affect the market price of our common stock.

Any infringement by us on patent rights of others could result in litigation.

          Patents of third parties may have an important bearing on our ability to offer certain of our products and services. Many of our competitors as well as other companies and individuals have obtained, and may be expected to obtain in the future, patents that concern products or services related to the types of products and services we plan to offer. We cannot assure you that we will be aware of all patents containing claims that may pose a risk of infringement by our products and services. In addition, patent applications in the U.S. are generally confidential until a patent is issued and so we cannot evaluate the extent to which our products and services may be covered or asserted to be covered by claims contained in pending patent applications. In general, if one or more of our products or services were to infringe patents held by others, we may be required to stop developing or marketing the products or services, to obtain licenses to develop and market the services from the holders of the patents or to redesign the products or services in such a way as to avoid infringing the patent claims. We cannot assess the extent to which we may be required in the future to obtain licenses with respect to patents held by others, whether the licenses would be available or, if available, whether we would be able to obtain the licenses on commercially reasonable terms. If we were unable to obtain the licenses, we may not be able to redesign our products or services to avoid infringement.

Risks associated with strategic relationships may affect our financial performance.

          Part of our business strategy is to enter into strategic or other similar collaborative relationships with consumer electronics manufacturers, service providers, software developers and other partners in order to offer products and services to a larger customer base than could be reached through our own sales and marketing efforts. We believe that such strategic relationships can accelerate the market penetration of our products and technologies, while limiting our manufacturing exposure and sales and marketing costs. However, there can be no assurance that we will be able to expand or maintain our existing strategic relationships or establish new strategic relationships on commercially reasonable terms, if at all. If we are unable to maintain our existing strategic relationships, or to establish similar strategic relationships with respect to future products and services, we will be required to devote substantially more resources to the distribution, sale and marketing of our products and services. Any future inability of Gemstar to maintain our strategic relationships or to enter into additional strategic relationships, or the failure of one or more of our strategic relationships to result in the development and maintenance of a market for our products and services, could have a material adverse effect on our business, operating results and financial condition.

Seasonality and variability may affect our revenues and results of operations on a quarterly or annual basis.

          We experience variability in our revenues and operating results on a quarterly basis as a result of many factors. Most importantly, as consumer electronics manufacturers have incorporated our systems into an increasing numbers of products and models, our license revenues have displayed seasonality typical of the operating results of consumer electronics manufacturers. Shipments by manufacturers of consumer electronics devices tend to be higher in the third and fourth calendar quarters, or our second and third fiscal quarters. However, because we generally receive license revenues within 90 days after the end of the quarter in which the consumer electronics devices incorporating our technology are shipped, licensing revenues are typically higher during our third and fourth fiscal quarters. In addition, manufacturers' shipments vary from quarter to quarter depending on a number of factors, including retail inventory levels and retail promotional activities. As a result, we may experience variability in our quarterly license revenues affecting period to period comparability and performance. Our license revenues are also affected by the volume of shipments by manufacturers. Our license agreements provide for volume discounts based on the shipment volume in each year by a given manufacturer, which can lower the average per unit license fee for a manufacturer over the course of a year. We anticipate that our revenues and operating results will also be affected by the timing of market introductions and market acceptance of new systems. However, future systems developed by Gemstar, including our interactive program guide and electronic books, may not ever result in significant revenues or profits. Further, if new systems achieve market acceptance, the timing of manufacturers' implementation and shipments is uncertain and may result in greater variability of our quarterly and annual operating results.

Dependence on key employees could affect our future success.

          We are dependent on certain key members of our management, operations and development staff, including Henry C. Yuen, our Chief Executive Officer, the loss of whose services could have a material adverse effect on Gemstar.
Although we have employment contracts with such key employees, such employment contracts would generally not restrict the employee's ability to leave Gemstar. Furthermore, recruiting and retaining additional qualified engineering, marketing, and operations personnel will be critical to our success. In addition, we may not be able to recruit or retain such personnel on acceptable terms. Failure to attract and retain key personnel could have a material adverse effect on our business, operating results and financial condition.

Our corporate governance structure is unusual and requires stockholders and directors to meet specified voting requirements before taking certain actions.

          There is no assurance that the arrangements contained in our certificate of incorporation or bylaws will prove to be a successful model for managing our company.

          Our bylaws provide that Henry C. Yuen is Chairman of the Board (so long as he is a director) and Chief Executive Officer until July 2005 unless he earlier dies or resigns or his employment is earlier terminated for disability or for cause in accordance with his employment agreement. This bylaw requirement can only be changed with the approval of nine of the twelve members of the board of directors or by the affirmative vote of 66 2/3% or more of the voting power of our common stock. It may be difficult for any such amendment to the bylaws to be made, however, because: Mr. Yuen is entitled to select six members of the board of directors;

and Liberty Media Corporation and The News Corporation Limited (who collectively beneficially own approximately 43.0% of our outstanding common stock) have each agreed to vote their shares of our common stock for, or to use their best efforts to cause their respective designees on the board of directors to vote for, the election of Mr. Yuen as a director, the appointment of Mr. Yuen as Chairman of the Board and Chief Executive Officer and the election of five other designees of Mr. Yuen as directors. Moreover, Liberty and News Corporation, if they voted together, would be able to prevent us from taking such actions.

          Our bylaws require approval of seven of the twelve members of the board of directors for certain itemized fundamental decisions. As a result, if all six directors designated by Mr. Yuen or all six directors designated by Liberty and News Corporation vote to oppose any fundamental decision identified in the bylaws, then we will not be able to take such action.

          In addition, our bylaws provide that, except for matters delegated to board committees, matters identified in the bylaws as "fundamental decisions" and matters that require approval by supermajority vote of stockholders, if a matter is brought before the board of directors and if there is a tie vote with respect to such matter, then the exclusive power to approve or disapprove that matter will generally be exercised by the Tie-breaking Committee (of which Mr. Yuen is the sole member) until the earlier of July 2005 and the date Mr. Yuen ceases to be Chief Executive Officer. Thereafter, until the third annual board of directors' meeting following (1) the date Mr. Yuen ceases to be Chief Executive Officer or, if later, (2) July 2005, the TVG Director Committee, the members of which are directors designated by TV Guide immediately before the merger or their successors, will generally have the ability to resolve tie votes.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (a)   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

          TV Guide's audited consolidated balance sheets as of December 31, 1999 and 1998, and the related audited consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1999 and the related financial statement schedule are incorporated herein by reference to TV Guide's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 0-22662). TV Guide's unaudited condensed consolidated balance sheet as of March 31, 2000 and the related unaudited condensed consolidated statements of income and cash flows for the three months ended March 31, 2000 and 1999, are incorporated herein by reference to TV Guide's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (File No. 0-22662).

          (b) PRO FORMA FINANCIAL INFORMATION

          The pro forma financial information required by this Item 7(b) is filed as Exhibit 99.1.

          (c)  EXHIBITS.

Exhibit No.      Description
-----------      -----------
23.1             Consent of KPMG LLP
99.1             Unaudited Pro Forma Condensed Combined Financial Statements



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 10, 2000
                                  GEMSTAR-TV GUIDE INTERNATIONAL, INC.


                                     /s/ STEPHEN A. WEISWASSER
                                  ____________________________________
                                         Stephen A. Weiswasser
                                       Executive Vice President
                                          and General Counsel

                               INDEX OF EXHIBITS


Exhibit No.      Description
-----------      -----------
   23.1          Consent of KPMG LLP
   99.1          Unaudited Pro Forma Condensed Combined Financial Statements